Exhibit (d)(10)

AMENDED AND RESTATED

APPENDIX B

TO INVESTMENT MANAGEMENT AGREEMENT

This Amended and Restated Appendix B to the Waddell & Reed Advisors Funds Amended and Restated Investment Management Agreement dated May 15, 2017 (the “Agreement”), is effective as of October 16, 2017, and supersedes any prior Appendix B to the Agreement.

FEE SCHEDULE

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:

Waddell & Reed Advisors Accumulative Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Cash Management
Net Assets	Fee
Up to $1 billion	0.35% of net assets
Over $1 billion	0.30% of net assets

Waddell & Reed Advisors Continental Income Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Global Growth Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors High Income Fund
Net Assets	Fee
Up to $500 million	0.625% of net assets
Over $500 million and up to $1 billion	0.60% of net assets
Over $1 billion and up to $1.5 billion	0.55% of net assets
Over $1.5 billion	0.50% of net assets

Waddell & Reed Advisors Municipal High Income Fund
Net Assets	Fee
Up to $500 million	0.525% of net assets
Over $500 million and up to $1 billion	0.50% of net assets
Over $1 billion and up to $1.5 billion	0.45% of net assets
Over 1.5 billion	0.40% of net assets

Waddell & Reed Advisors New Concepts Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Science and Technology Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Small Cap Fund
Net Assets	Fee
Up to $1 billion	0.85% of net assets
Over $1 billion and up to $2 billion	0.83% of net assets
Over $2 billion and up to $3 billion	0.80% of net assets
Over $3 billion	0.76% of net assets

Waddell & Reed Advisors Vanguard Fund
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Waddell & Reed Advisors Wilshire Global Allocation Fund

Predecessor Strategy
Net Assets	Fee
Up to $1 billion	0.70% of net assets
Over $1 billion and up to $2 billion	0.65% of net assets
Over $2 billion and up to $3 billion	0.60% of net assets
Over $3 billion	0.55% of net assets

Successor Strategy
Net Assets	Fee
Up to $500 million	0.06% of net assets
Over $500 million and up to $1 billion	0.05% of net assets
Over $1 billion and up to $2 billion	0.04% of net assets
Over $2 billion	0.03% of net assets

*	If the Fund’s net assets are less than $25 million, Waddell & Reed Investment Management Company has agreed to waive the management fee, subject to its right to change or modify this waiver.